Exhibit 99.1

CONTACT: Adam Weiner or Andrea Calise

Kekst and Company

(212) 521-4800

For Immediate Release

Sizeler Property Investors, Inc. Releases Investor Presentation and

Updates Investors On Progress of Strategic Plan

-- Forecasts FFO Growth from Significant Portfolio Expansion --

New Orleans, LA, August 22, 2005 -- Sizeler Property Investors, Inc. (NYSE: SIZ) today has commenced meetings with institutional investors, and is issuing a letter to its stockholders, to review progress on the Company's strategic plan and the impact of forecasted growth in its apartment communities and neighborhood and community shopping center portfolios.

Sizeler told stockholders that following the successful implementation of its strategic plan to date and its resulting strengthened capitalization, it is now well positioned to pursue its growth strategy emphasizing acquisitions. Based upon its current capitalization and its plan to market its regional mall portfolio, Sizeler believes it has a potential capacity to undertake $200 to $250 million in acquisitions. Sizeler expects to fund these acquisitions with cash on hand, cash generated and debt financings. Assuming a constant pace of acquisitions during 2006 and 2007, Sizeler forecasts growth in funds from operations (FFO) per share to $0.87 in 2006, $1.10 in 2007 and $1.20 in 2008. This forecasted growth is based on certain assumptions described in the Company's letter to its stockholders, a copy of which follows. Sizeler also stated that achieving the FFO growth forecast under its strategic plan would support review of current dividend levels.

Following is the letter Sizeler sent to its stockholders:

August 22, 2005

Fellow Sizeler stockholders:

In our July letter to you, and earlier this month when we reported second quarter earnings that included higher operating income from continuing operations and higher funds from operations compared with the prior year, we reviewed Sizeler's accomplishments to date in executing the Board and Management's strategic plan to grow funds from operations and long-term stockholder value.

We are pleased now to provide a further update to you on our progress in executing Sizeler's strategic plan, and to provide forecasted financial performance over the next three years, given certain assumptions that follow.

Sizeler's strategic plan consists of the following components:

  Positioning the Company for strong FFO growth;
  Strengthening overall capitalization;
  Targeting acquisitions in fast-growing markets in the southeastern U.S.;
  Realizing gains from "fully-valued" assets;
  Growing organically by redeveloping and expanding existing properties;
  Exploring the sale of enclosed regional mall properties;
  Considering dividend policy as FFO rises; and
  Reducing and containing G&A expenses.

Accomplishments to date under the strategic plan include the following:

Stronger capitalization

  Raised $27.2 million of new equity
  Reduced net debt by $137.8 million or 63% since 6/30/04
  Called 9% convertible debentures of which approximately 95% converted into equity
  Lowered debt/market cap from 65.1% to 25.9%

Improved operations

  Increased overall apartment leased rates to 95% in 2005 from 89% in 2003
  Increased apartment segment operating income over 22% since Q2 2004
  On track to add 348 newly developed apartment units by year end 2005

Reducing G&A expenses

  Reduced ongoing quarterly G&A expenses by 8.5% since Q2 2004

Acquisition activity

  Entering into contracts for two potential acquisitions
  Acquisition of additional acreage adjacent to Lantana Plaza in West Palm Beach, Florida for future expansion and redevelopment of this property
  Currently evaluating $50 million in potential acquisitions
  Overall acquisition capacity of approximately $200 million to $250 million assuming successful marketing of the regional malls

Sale activity

  Sale of Lakeview Club Apartments in Ft. Lauderdale, Florida for a gain of approximately $17.9 million (4.2% trailing cap rate)
  Sale of Bryn Mawr Apartments in Naples, Florida for a gain of $15.7 million (4.5% trailing cap rate)
  Working with CB Richard Ellis to market malls

Based upon our progress-to-date in strengthening Sizeler's capitalization, our significant work in evaluating acquisition opportunities, and our plan to market successfully the regional malls by early 2006 and use those proceeds for new property acquisitions, we forecast double-digit annual percentage growth in funds from operation (FFO) per share between 2006 and 2008. This forecast is based upon certain assumptions described below, which we believe are reasonable and are consistent with our current planning.

Specifically, from our second quarter 2005 normalized FFO run-rate of $0.76 per share (excluding proxy contest and certain other administrative expenses) we expect FFO per share to increase to $0.87 in 2006, to $1.10 in 2007, and to $1.20 in 2008. This forecast indicates an average annual growth rate of 16.4% over our second quarter 2005 FFO normalized run-rate.

The assumptions underlying our FFO per share growth forecast are as follows:

  Acquisition pace of $25 million per quarter for 2006 and 2007 (for $200 million total by December 31, 2007) -- no additional acquisitions assumed in 2008 for modeling purposes.
  Acquisition going-in blended cap rates of 7.5% in first quarter of 2006, increasing by 0.125% each quarter up to 8.5% in first quarter of 2008 and remaining static thereafter.
  Acquisitions funded initially from cash on hand and cash and cash generated, including assumed property disposition proceeds; available lines of credit used beginning in third quarter of 2006.
  Targeted corporate leverage ratio of 45% (mean of peer group)
  Assumed lines of credit available of $100 million in 2006 and $120 million in 2007 (current line is $75 million):
    Interest rate on lines of credit of 5% in first quarter of 2006, increasing by 0.125% each quarter up to 6% in first quarter of 2008 and remaining static thereafter.
    Also assumes refinancing of approximately $35 million of mortgages at average rate of 7.0% during 2007 and 2008.
  Redemption of $8.4 million of perpetual preferred stock in first quarter of 2007.
  No issuance of additional equity modeled through 2008.

Your Board and management are united in their strong belief that executing our strategic plan is a better means of enhancing FFO and building greater stockholder value than any other alternative. Your Board is committed to building a stronger and more valuable Sizeler for the future.

We appreciate your support of Sizeler, and look forward to keeping you apprised of our progress as we work to continue to enhance Sizeler's value for all stockholders.

Respectfully,
Sidney W. Lassen	William G. Byrnes
Chairman and Chief Executive Officer	Vice Chairman of the Board

Sizeler does not have any intention or obligation to update the financial forecasts contained in this letter. The investor presentation being used in the investor meetings and summarized in this letter is available on the Securities and Exchange Commission website at www.sec.gov. Sizeler's SEC filings may also be accessed through Sizeler's website at www.sizeler.net.

* * * * *

Our Computation of Funds From Operations

We define Funds from Operations (FFO) as net income, computed in accordance with GAAP, excluding: gains or losses from sales of property; those items defined as extraordinary under GAAP; plus depreciation on real estate assets and after similar adjustments for unconsolidated partnerships (and joint ventures). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.

FFO is a key operating measure used by our management in evaluating current operating performance as well as trends in operating performance. Management also uses FFO to compare the Company's operating performance with other equity REITs, particularly those who own retail and apartment properties. We also consider FFO, as well as other criteria, in evaluating and granting incentive compensation to our management. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT.

In computing FFO, we exclude the effect of depreciation, amortization and gains and losses from sales of real estate. In our view, these excluded amounts, which are derived from historical cost, are of limited relevance in evaluating current performance. Our experience, and the experience of other owners of shopping centers and apartment communities, is that depreciation and amortization have no correlation with changes in the value of the properties. Real estate assets can also appreciate, rather than depreciate in value over time. Management believes that FFO, by excluding such items (which can vary among owners of similar assets in similar condition based on historical cost accounting and useful life estimates) can help compare the operating performance of a company's real estate between periods or as compared to different companies. We believe that use of FFO may also facilitate comparisons of operating performance between operating periods and among us and other equity REITs. Our FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in a comparable manner or may use different interpretations in the calculation. Investors should review FFO, along with GAAP net income and other appropriate operating measures and cash flows from operating activities, investing activities and financing activities when trying to understand an equity REIT's operating performance. FFO is not a GAAP measure or a disclosure required by the Securities and Exchange Commission.

Computations of FFO differ among REITs. Thus, an investor should be attentive to differences in FFO computations when comparing FFO among REITs. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. A reconciliation of forecasted net income to forecasted basic FFO is presented below:
	Forecasted
(All amounts in millions, except per share data)	2006	2007	2008
Revenues	$46.2	$62.2	$69.5
Net Income (1)	$8.4	$10.3	$11.2
Plus: Depreciation & Amortization	10.8	13.4	14.6
Less: Preferred Dividends	(0.8)	(0.2)	--
Funds From Operations	$18.3	$23.5	$25.8
Weighted Average Shares Outstanding	21.2	21.4	21.5
Earnings Per Share (1)	$0.39	$0.48	$0.52
Funds From Operations Per Share	$0.87	$1.10	$1.20

_______________________________

(1) Net income and earnings per share exclude gains on sales of assets.

Forward-Looking Statements

Sizeler does not have any intention or obligation to update the financial forecasts contained in this press. The investor presentation being used in the investor meetings and summarized herein is available on the Securities and Exchange Commission website at www.sec.gov. Sizeler's SEC filings may also be accessed through Sizeler's website at www.sizeler.net.

This communication to stockholders and potential investors speaks as of August 22, 2005 and contains certain forward-looking statements that are subject to risk and uncertainty including forecasts of future operating results based on certain assumptions contained herein. Investors and potential investors in our securities are cautioned that a number of factors could adversely affect our Company and cause actual results to differ materially from those in the forward-looking statements and forecasts, including, but not limited to (a) the inability to lease current or future vacant space in our properties; (b) decisions by tenants and anchor tenants who own their space to close stores at our properties, as the result of individual operating decisions, internal reorganization, or other factors; (c) the inability of tenants to pay rent and other expenses or other tenant financial difficulties; (d) disruption of tenant operations or uninsured repair costs as the result of hurricanes in the southeastern U.S. or other adverse weather conditions or forces of nature; (e) general economic and world conditions, including threats to the United States homeland from unfriendly factions; (f) decreases in rental rates available from tenants; (g) increases in operating costs at our properties; (h) increases in corporate operating costs associated with new regulatory requirements; (i) lack of availability of financing for acquisition, development and rehabilitation of properties by us; (j) force majeure as it relates to construction and renovation projects; (k) possible dispositions of mature properties because we are continuously engaged in the examination of our various lines of business; (l) increases in interest rates; (m) a general economic downturn resulting in lower retail sales and causing downward pressure on occupancies and rents at retail properties; (n) the adverse tax consequences if we were to fail to qualify as a REIT in any taxable year; and (o) inability to purchase or sell properties in the amount and at the times expected or forecast by management; (p) increases in market prices for properties such that the Company would be required to purchase properties at lower cap rates or at lower revenue run rates; (q) inability of our Company to implement its strategic initiatives for foregoing or other reasons. Although management believes that the assumptions on which the forecasts were made are reasonable, management cannot provide any assurance that the results contained in these forecasts will be attained, whether on account of the foregoing factors or other uncertainties outside of management's control. Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements made herein, whether as a result of new information, future events, changes in assumptions or otherwise.

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PROXY SOLICITATION

Because Sizeler is currently in a proxy contest, it is required to make the following disclosures to its stockholders:

SIZELER PROPERTY INVESTORS, INC. AND ITS DIRECTORS, INCLUDING THOSE DIRECTORS WHO ARE ALSO EXECUTIVE OFFICERS, MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 27, 2005. A LISTING OF THE SIZELER DIRECTORS AND CERTAIN OTHER INFORMATION REGARDING THEIR DIRECT AND INDIRECT INTERESTS IN THE SOLICITATION IS INCLUDED IN EXHIBIT A TO THE COMPANY'S PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED ON AUGUST 22, 2005.

SIZELER WILL ALSO BE FILING A DEFINITIVE PROXY STATEMENT, FORM OF PROXY SOLICITED BY SIZELER'S BOARD OF DIRECTORS AND OTHER RELEVANT DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH ITS 2005 ANNUAL MEETING. STOCKHOLDERS OF SIZELER ARE ADVISED TO READ, WHEN AVAILABLE, SIZELER'S DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH SIZELER'S SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING TO BE HELD ON OCTOBER 27, 2005 BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF SIZELER AND OTHER INTERESTED PARTIES MAY OBTAIN FREE OF CHARGE, WHEN AVAILABLE, COPIES OF THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED ON AUGUST 22, 2005), AT THE SEC'S INTERNET WEBSITE HTTP://WWW.SEC.GOV AND ALSO ON SIZELER'S INTERNET WEBSITE HTTP://WWW.SIZELER.NET. THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED AUGUST 22, 2005, AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY SOLICITED BY SIZELER'S BOARD OF DIRECTORS FOR THE 2005 ANNUAL MEETING TO BE HELD ON OCTOBER 27, 2005 ALSO MAY BE OBTAINED FREE OF CHARGE BY CONTACTING MORROW & CO., INC., WHICH IS ASSISTING SIZELER IN THE SOLICITATION OF PROXIES, AT (800) 654-2468 OR (212) 754-8000 (COLLECT).